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Exhibit 10.30

[***]—Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUPPLY AND DISTRIBUTION AGREEMENT

        This Agreement entered into by and between Heska Corporation, a Delaware corporation, having a principal place of business at 1613 Prospect Parkway, Fort Collins, Colorado 80525 ("Heska,") and Boule Medical AB, a Swedish corporation, having a principal place of business at Vastberga Alle 32, P.O. Box 42056, SE-126 13 Stockholm, Sweden ("Boule").

        In consideration of the covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

1.     Definitions

        1.1   "ABC System" shall mean the veterinary hematology analyzer supplied to Heska under an agreement with Scil GmbH (Formerly Praemix Wirkstoff GmbH) dated June 18, 1998.

        1.2   "Analyzer" means the Ca 620-16 or Ca 530-16 Veterinary Hematology Analyzer manufactured by Boule.

        1.3   "Affiliate" means all entities at least fifty percent (50%) owned or controlled by a Party, an entity which directly or indirectly owns or controls more than fifty percent (50%) of the voting stock of a Party, and any entity, the majority ownership of which is directly or indirectly common to the ownership of a Party.

        1.4   "Calendar Year" shall mean, with respect to the first Calendar Year, the period commencing on the first date of purchase of Product by Heska for commercial sales and ending on December 31, 2004. The second year and all subsequent Calendar Years shall commence on January 1 and end on December 31 of each year thereafter. "Calendar Half Year" shall mean each six months period ending on the last day of June and December. "Calendar Quarter" shall mean each three month period ending on the last day of March, June, September and December.

        1.5   "Effective Date" shall mean the date this Agreement is executed by the last to sign Party.

        1.6   "Field" shall mean the veterinary market.

        1.7   "Party or Parties" shall mean Heska, Boule or both as the context indicates.

        1.8   "Product" shall mean the Analyzer and associated spare parts, consumables and reagents listed in Appendix A, and ABC System reagents.

        1.9   "Territory" shall mean North America.

2.     Grant

        2.1   Distribution Right. Boule hereby grants Heska the exclusive right to promote, market, sell and distribute Product in the Field and within the Territory.

        2.2   Subdistributors. Heska shall have the right to appoint subdistributors to promote, market, sell and distribute Product in the Field and within the Territory.

        2.3   Restrictions. Without the prior written consent of Boule, Heska undertakes not to manufacture or distribute within the Territory any products that are similar or identical to or otherwise competing with any of the Products, except Heska shall have the right, but not the obligation, to sell its inventory of reagents and instruments purchased from Scil, Inc. for a period of one year from the Effective Date of this Agreement.

        Moreover, Heska will refrain without Boule's prior written consent, to the extent admissible under any mandatory law applicable to this Agreement, from selling, directly or indirectly, any Products to customers outside the Territory and/or the Field or, to the best of Heska's knowledge, Products otherwise intended for use outside the Territory and/or outside the Field.

        2.4   Should Boule decide not to commercialize ABC System reagents in any country outside North America, Heska shall have the first right of refusal for distribution in territories available under Boule's agreement with [***]. Boule agrees not to commercialize the ABC System reagents before Heska starts selling the product.

        2.5   New Product Development. [***]

3.     Supply of Product

        3.1   Forecasts. At least ninety (90) days prior to each Calendar Quarter after the Product is available for purchase by Heska, Heska shall provide Boule a binding forecast of anticipated purchases of Product for such Calendar Quarter, and a non-binding rolling twelve (12) month forecast of anticipated purchases of Product. Product shall be available for purchase by Heska on or before October 1, 2003.

        3.2   Purchase Orders. Written purchase orders shall be submitted by Heska to Boule at least ninety (90) days prior to the requested delivery date. No purchase orders for the Product shall be binding upon Boule until accepted in writing by Boule. Boule agrees to review promptly all purchase orders placed by Heska and to notify Heska of acceptance or rejection of such purchase orders without delay. Boule shall use its best efforts to deliver the Products on or before the date specified in the accepted purchase orders or as soon thereafter as is reasonably possible. Boule shall however not be liable to pay any damages due to its late delivery.

        3.3   Purchase Minimums. The minimum purchase commitment for the first Calendar Year of commercial sale shall be two hundred (200) Analyzers. For each subsequent Calendar Year, the Parties will mutually agree upon annual minimums for the purchase of Analyzers by Heska at least three (3) months prior to the beginning of each subsequent Calendar Year. Should the Parties fail to reach such an agreement, the minimum commitment for the subsequent Calendar Year shall remain the same as the minimum purchase commitment for the immediately preceding Calendar Year. Should Boule fail to deliver Product that conforms to the Specifications set forth in Appendix B within 90 days of receiving a purchase order more than once per Calendar Year, Boule agrees to readjust the minimum purchasing commitment as mutually agreeable to the Parties.

        3.4   Delivery and Acceptance. Product shall be delivered F.O.B. Stockholm, Sweden (INCOTERMS 2000), in accordance with Heska's instructions and to the location specified by Heska.

        Each shipment of Product to Heska will be accompanied by a quality control certificate. The certificate shall be issued in compliance with the specification of Appendix B, which specification shall be used for acceptance or rejection of Product by Heska. Heska will promptly inspect each shipment and will inform Boule if a shipment is non-conforming to such specifications. Unless Heska advises Boule that a shipment is non-conforming within forty-five (45) days of its receipt, the shipment will be deemed accepted by Heska. The provisions set out in Section 6.1 (c) below shall apply in respect of any non-conforming Product. Boule shall pay a rejection rate of one percent (1%) of the purchase price for any such non-conforming Product.

        3.5   Labels. Labels for Product, including storage and handling instructions, shall be mutually agreed upon by the Parties. Any additional labeling costs incurred as a result of such agreement shall be borne by Heska, unless required by Boule.

        3.6   Consumables. Unless Boule terminates this contract pursuant to Section 8.2 below, Boule agrees that spare parts, consumables and reagents identified in Appendix A (collectively referred to as "Consumables") will continue to be supplied, on a non-exclusive basis, to Heska by Boule under the terms of this agreement for a period of five (5) years following the termination of this contract; provided, however that Boule shall provide Heska Consumables at terms at least as favorable as Boule offers to any other customer(s). Should Boule terminate this contract pursuant to Section 8.2 (a), (b), or (e), Boule agrees to supply Consumables to Heska and to allow Heska to be a supplier of Consumables to Heska's customers for a period of twelve (12) months from the termination. Thereafter, Boule agrees to supply Consumables to Heska's customers in a country within the Territory during the time Boule sells Consumables in that country directly or through a distributor.

        3.7   New Products. Boule shall offer Heska all new Boule products with potential veterinary application ("New Products"). Heska shall have a first right of refusal for period of sixty (60) days from receipt of a written offer by Boule to express an interest in any New Product. If Heska expresses an interest in a New Product, the Parties agree to engage in good faith negotiations to add the New Product to this Agreement upon mutually acceptable terms signed by the Parties.

4.     Prices and Payment

        4.1   Prices. The purchase price of Product to be paid by Heska to Boule shall be as set forth in Appendix A. All applicable sales taxes, shipping fees and insurance with respect to the transfer of Product from Boule's facility to Heska's designated location shall be paid by Heska. All prices and fees shall be defined in Euros.

        Beginning September 30, 2004 and every September 30 as long as this agreement shall be in effect, Heska and Boule shall set the "Base Price" for both the CA 620-16 Vet, 110/60 and the CA-16 Vet with MPA, 110/60, which shall be subject to cumulative annual price adjustments as detailed later in this section, based on an "Exchange Rate", as defined later in this section, as follows:

Base Price (EUR)
[***]	[***]
[***]	[***]
[***]	[***]

        Where Exchange Rate is the average USD/EUR exchange rate for the period beginning on July 1 and ending on September 30 of the current year as reported by the Financial Times of London.

        Boule may, after January 1, 2004, and subject to the restrictions set forth herein, adjust the Analyzer or Consumables purchase prices in Appendix A to pass through actual changes in the raw material and labor costs associated with the manufacture of the said Products, although the adjustment for labor costs shall by itself not cause price increases of more than 3% annually. There shall not be more than one (1) upward adjustment of each of the Product prices during any Calendar Year for any and all reasons. Boule shall provide Heska prior written notice by September 30 of any proposed increase in the purchase price for the next Calendar Year. Boule agrees to keep true and accurate books of accounts relating to the manufacture of the said Products and agrees further to make said books freely available to Heska during ordinary business hours to the extent necessary to verify any such price adjustments. If the proposed increase in the purchase price of Analyzer, Consumables or reagents is unacceptable to Heska, the Parties shall mutually agree upon a reduced minimum purchase commitment for the subsequent Calendar Year. If the Parties are unable to reach a mutually agreeable minimum purchase commitment, either Party shall have the right to terminate the Agreement and Boule shall continue to supply Consumables as provided in Section 3.6.

        4.2   Payment. For payment terms, see Appendix A.

        4.3   Resale Product Prices. Heska shall have the unrestricted right to determine the prices at which it resells the Products purchased under this Agreement. Boule shall not have the authority to require or suggest that Heska charge a particular resale price for the Products purchased from Boule.

5.     Marketing

        5.1   Marketing Support. Notwithstanding Section 4.1, Boule agrees to provide fifteen (15) Analyzers at a discount of thirty percent (30%) for use as demonstration units for Heska's marketing and sales activities. This discount is not possible to combine with other discounts. Boule agrees to provide reasonable technical assistance and training, as requested by Heska, to: (a) enable Heska to market, sell and distribute Product; (b) enable Heska to install, operate and use the Product, and (c) educate Heska about improvements to Product. Such technical assistance shall be provided at Boule's expense to the extent not exceeding five working days for one person. Any additional technical assistance shall be subject to the payment of a mutually acceptable consulting rate. Boule will provide an electronic copy of the operator's manual and all updates to Heska.

        5.2   Trademarks. Boule grants Heska a limited, non-exclusive license to use Boule trademarks and brand names as set forth in Appendix C for the purposes of marketing and selling Product. Except as specified in this Section, Heska shall not derive any legal rights to Boule's trademarks or brand names. Heska shall use Boule's trademark and brand names solely in accordance with such instructions as Boule may give from time to time.

        5.3   Product Improvements. Boule shall notify Heska in writing of any improvements to Product developed by Boule useful for veterinary applications. Subject always to mutual agreement and available resources in each separate case, Boule further agrees to support on-going Product development activities with Heska.

        5.4   Complaints/Recalls. Boule will use reasonable efforts to assist Heska in investigating and correcting any problems Heska or its customers may experience with the Product. Such efforts will include visiting the Territory by Boule's representatives only where deemed necessary by Boule. Heska will use reasonable efforts to implement any corrective action deemed necessary by Boule. Heska further agrees to reasonably cooperate with Boule in any mandatory or voluntary Product recall by assisting in the notification of all affected customers, using materials and documentation that are mutually acceptable to the Parties.

        5.5   Marketing Efforts. Heska shall in performing this Agreement devote reasonable commercial efforts to market, distribute and sell the Product in the Territory and in the Field.

        5.6   Reports. Heska shall within one month from the expiry of each Calendar Half Year submit to Boule a report on the sales of such Calendar Half Year together with such general market information as may be deemed to be of interest and relevant to Boule or as Boule may from time to time request. The report shall also specify major sales and marketing activities.

        5.7   Approvals, Etc. Heska shall at its own expense obtain all approvals and other authorisations and file all notices which are required to be obtained or filed for the sale and use of the Product in the Territory. Moreover, Heska shall keep Boule currently informed of all laws, rules and regulations applicable in the Territory directly affecting the sale and use of the Product. The Parties acknowledge the Products are currently not regulated by any government agency within the Territory. Should the Products become regulated during the term of this Agreement, the Parties shall negotiate in good faith terms and conditions for allocating the responsibility and costs for obtaining regulatory approval.

6.     Warranty

        6.1   Warranty. Boule warrants that:

          (a)   the Product shall be free and clear of any and all liens, encumbrances, or defects in title and shall be conveyed to Heska with lawful and marketable title (save as said in paragraph (b) below);

          (b)   to the best of its knowledge, neither the Products nor their manufacture, use, importation or sale infringe upon the proprietary rights held by a third party. In the event of an allegation of infringement of any third party intellectual property rights is made, or in Boule's and Heska's opinions is likely to be made, in respect of the Product Boule may at its own expense (i) obtain for Heska and its customers the right to continue to import, sell and use the Product, (ii) modify the Product so as to avoid infringement in a way reasonably acceptable to Heska or (iii) if conditions (i) and (ii) cannot be complied with on terms which in Boule's opinion are reasonable, terminate this Agreement without any liability towards Heska, unless such liability could be covered under the agreement between Boule and [***]. If the Agreement is terminated Boule undertakes during a period of twelve months following such termination before appointing any new distributor in the Territory to offer Heska the right of first refusal to such distribution rights; and

          (c)   the Product conforms to the specifications as set forth in Appendix B and are free from defects in material and workmanship during a fifteen(15) month warranty period under normal use from the date of delivery as per Section 3.4 ("Warranty Period") for the Analyzers and 12 month expiration dating for reagents. The warranty covers, at Boule's exclusive choice, its replacement or repair of the non-conforming or defective Product. If requested by Boule, Heska shall return to Boule at Heska's cost and expense the non-conforming or defective Product. In order to avail itself of its rights hereunder Heska shall have given Boule notice in writing of the non-conforming or defective Product within the Warranty Period. Save as stipulated in this paragraph (c) Boule shall not be liable in respect of any non-conforming or defective Product.

          (d)   Boule holds the exclusive rights to ABC System reagents in the Territory from [***] and that the marketing, sale and distribution of such reagents do not and will not infringe the intellectual property rights of a third party.

        6.2   Repairs. During the Warranty Period, Heska shall at the request of Boule and may at Heska's choice elect to provide warranty service at Heska's designated facilities for the repair of defective Products. Boule agrees to provide, at Boule's sole expense, one (1) week of service training to Heska's personnel at Heska's facility. Boule further agrees to provide additional training, as requested by Heska, at a mutually acceptable consulting rate. Boule will provide an initial pool of five (5) Analyzers at no charge to Heska to serve as loaners to Heska's customers during warranty service repairs. The Parties agree that additional Analyzers may be added to the pool of loaner units depending on mean time between failure (MTBF) rates and service turn around times required to perform warranty service repairs.

        6.3   Audits. Heska shall have the right to the extent necessary for the purpose of examining the Product quality standards maintained by Boule to audit Boule's original records and to inspect Boule's facilities upon reasonable written notice to Boule.

        6.4   Product Changes. Boule will not make any changes to Product affecting its performance without providing at least forty-five (45) days prior written notice to Heska.

        6.5   Indemnification. Boule will defend, indemnify, and hold Heska and its directors, officers, employees, agents and Affiliates, harmless from any and all claims, liabilities, direct damages and reasonable out-of-pocket expenses, including reasonable attorney's fees and costs, arising from or related to any and all claims arising as a result of the marketing, sale, or use of any defective Product by Heska or its customers or arising from any breach of warranty under Section 6.1 hereof, except to the extent that such losses, claims, liabilities, damages or expenses result from the negligence or wrongful acts of Heska or any of its customers or from a defect for which Boule is not responsible. Heska will defend, indemnify, and hold Boule and its directors, officers, employees, agents and Affiliates, harmless from any and all claims, liabilities, direct damages and reasonable out-of-pocket expenses, including reasonable attorney's fees and costs, arising from or related to any and all claims arising as a result of the marketing, sale, or use of any defective Product by Heska or its customers to the extent that such losses, claims, liabilities, damages or expenses result from the negligence or wrongful acts of Heska or any of its customers or from a defect for which Boule is not responsible. Both Parties shall maintain during the term of this Agreement and for a period of three years thereafter adequate product liability insurance.

        6.6.  Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BOULE DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.     Confidential Information

        7.1   Obligation to Protect. Each of the Parties shall take such steps as are reasonably required (including without limitation such steps as such Party takes to protect its own proprietary information) to protect confidential and/or proprietary information ("Confidential Information") supplied or revealed to it by the other Party pursuant to this Agreement, and shall not, directly or indirectly, disclose to any third party or use such information except pursuant to this Agreement. Any Confidential Information and/or proprietary information shall be in writing and clearly designated Confidential, or if initially disclosed orally, confirmed in writing within thirty (30) days of disclosure.

        7.2   Scope of Obligation. Nothing in this Article 7 shall be construed to impose a confidentiality obligation on a Party in connection with any information to the extent such information (a) is at the time of disclosure already known to the receiving party (as clearly established by such Party's prior written records); (b) is at the time of disclosure or subsequently becomes part of the public domain through no fault, act, or omission of the receiving Party; (c) is subsequently disclosed to the receiving Party by a third party whose receipt and disclosure of such Confidential Information does not, according to the receiving Party's knowledge, constitute a violation of any confidentiality obligation; (d) is independently developed by the receiving Party by employees having no access to or knowledge of Confidential Information received; or (e) is required by a court or government agency; provided that the disclosing party shall use reasonable efforts to provide the other party notice in writing of any proposed disclosure under this subsection and an opportunity to object to the disclosure or seek confidential treatment thereof.

        7.3   Return of Information. The receiving Party shall return all Confidential Information provided by the disclosing Party, and any documents or materials incorporating such Confidential Information, upon the expiration or termination of this Agreement; provided, however, one copy of all such Confidential Information may be retained in the legal files of the receiving Party to assure compliance with the confidentiality and non-use provisions of this Article 7.

8.     Term and Termination

        8.1   Term. Unless terminated earlier as provided herein, this Agreement shall be effective from the Effective Date and shall remain in effect until December 31, 2008. Thereafter, the term of this Agreement shall be automatically renewed for additional one (1) year terms; provided, however that either Party may provide written notification to the other Party of its intent not to renew at least 180 days prior to the next expiration date.

        8.2   Termination. This Agreement may be terminated:

          (a)   at any time upon the mutual written consent of the Parties;

          (b)   by Boule if Heska fails to meet the minimum purchasing commitments under Section 3.3 for two (2) contractual years;

          (c)   for a material breach of this Agreement upon sixty (60) days prior written notice to the breaching party if during such sixty (60) day period, the default is not cured to the reasonable satisfaction of the non-defaulting Party;

          (d)   by giving the other Party sixty (60) days written notice if such other Party has entered into or committed any act of liquidation, bankruptcy, insolvency, receivorship, or assignment for the benefit of creditors, to the extent such act is permitted by law; or

          (e)   by Boule if Heska sells a competing product as defined in Section 2.3.

        8.3   Effect of Termination; Repurchase of Products. Except as otherwise specified in this Agreement, upon termination of this Agreement Boule shall be entitled to repurchase from Heska Products that Heska may have in stock when this Agreement ceases to be in effect at a price equal to the price paid by Heska to Boule for such Products plus transportation costs, customs duties and other expenses incurred by Heska. Should Boule elect not to repurchase such Products, Heska shall have the right, but not the obligation, to sell Products in stock. Upon termination of this Agreement, Boule shall continue to supply Consumables to Heska as provided in Section 3.6.

        8.4   Dispute Resolution. The Parties covenant and agree in good faith to attempt for a period of sixty (60) days to resolve any disputes which may arise in connection with this Agreement through negotiation and settlement prior to giving notice of termination or bringing any legal action against the other Party in connection with this Agreement. During such negotiations, the Parties shall also consider the possibility of using alternative dispute resolution methods, including arbitration and mediation, if the Parties are unable to resolve the dispute. The provisions of this section shall not apply if one Party refuses to negotiate the dispute in good faith or if more prompt legal action is required to avoid material loss or damage. Failure to resolve a dispute by negotiated settlement shall not prejudice any subsequent legal action with respect thereto.

9.     Miscellaneous

        9.1   Relationship of Parties. The relationship of Boule to Heska under this Agreement is intended to be that of independent contractor. Nothing contained in this Agreement is intended or is to be construed so as to constitute Boule and Heska as employer/employee or principal/agent, or the employees or the agents of any Party hereto as employees or agents of the other Party hereto. Neither Party hereto has any express or implied right or authority under this Agreement to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party, other than the successors and permitted assigns of the respective parties hereto.

        9.2   Assigmnents. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that neither Party shall have the right to transfer or assign its interest in this Agreement without the prior written consent of the other Party, except that either Party may make such transfer or assignment, to a partner, subsidiary or entity otherwise controlling, controlled by or under common control with such Party, or to an entity acquiring all or substantially all relevant assets of a Party to which this Agreement pertains. No transfer or assignment will relieve the transferor or assignor of any liability or obligations hereunder.

        9.3   Waiver of Performance. A failure of a Party hereto at any time to require performance by the other Party hereto of any provision hereto required to be performed by such other Party, will in no way affect the right of the first party to require such performance at any time thereafter. The waiver of any breach of any provision hereto will in no way be construed as a waiver of any succeeding breach of such provision or a waiver of the provision itself.

        9.4   Severability. In the event any provision of this Agreement shall be invalid, void, illegal, or unenforceable, the remaining provisions hereof nevertheless will continue in full force and effect without being impaired or invalidated in any way.

        9.5   Survival. The provisions of Section 5.4, Articles 6, 7 and 8, and Section 9.8 shall survive the termination of this Agreement.

        9.6   Notices. All notices under this Agreement shall be in writing and shall be deemed given if sent by facsimile, (except for the legal process in each case), certified or registered mail or commercial courier (return receipt or confirmation of delivery requested), or by personal delivery to the party to receive such notices or other communications called for by this Agreement at the following addresses for a party as shall be specified by such party by like notice:

    If to Boule:

      Boule Medical AB
      P.O. Box 42056
      SE-126 13 Stockholm, Sweden
      [***]
      Attention: President

    If to Heska:

      Heska Corporation
      1613 Prospect Parkway
      Fort Collins, CO 80525
      [***]
      Attention: Chief Executive Officer
      Copy to: Executive Vice President, Intellectual Property and Business Development
      [***]

        9.7   Force majeure. Either Party shall be excused from the performance of its obligations hereunder, or such performance may be delayed, by causes beyond its reasonable control, including without limitation, acts of God, war, riot, epidemic, fire, flood, insurrection, military authorities, labor disputes, delay or inability to obtain supplies, labor, raw materials, energy or failure of transportation or communication and any other similar contingency, provided that if such nonperformance continues for more than 90 days, the other party may terminate the Agreement upon written notice.

        9.8   Governing Law. The Parties agree that their rights and obligations under this Agreement will not be governed by the United Nations Conventions on Contracts for the International Sale of Goods, the application of which is expressly excluded. Rather, this Agreement shall be governed by and construed under the laws of the district where the contracting party is a defendant who defends against the other Party, with regard to the construction or interpretation of the Agreement. The English language employed herein shall be controlling and this Agreement shall be deemed to have been executed at Fort Collins, Colorado, United States of America and Stockholm, Sweden. Any dispute, controversy or difference arising between the Parties, out of or in relation to or in connection with this Agreement, or the breach thereof, which cannot otherwise be settled between the Parties within a period of ninety (90) days shall be submitted to an arbitration before a competent arbitration tribunal in Colorado, United States of America in case Heska is a defendant, and Stockholm, Sweden, in case Boule is a defendant, for binding resolution in accordance with the rules selected by the arbitrator(s), provided the proceedings are conducted in the English language.

        9.9   General Terms of Sale. Boule's General Terms of Sale as amended from time to time shall apply in respect of all supplies hereunder save as varied by express provisions herein. The currently applicable General Terms of Sale have been attached hereto as Appendix A.

        9.10 Entire Agreement. This Agreement and the Appendices hereto constitute the entire agreement and understanding of the Parties with regard to the subject matter hereof and supercede all prior agreements and understanding, written or oral, between the Parties. This Agreement may only be amended by a written agreement signed by the Parties.

        The Parties have caused this Agreement to be signed by their duly authorized representatives.

BOULE MEDICAL AB		HESKA CORPORATION
By:	/s/ ERNST WESTMAN	By:	/s/ JASON NAPOLITANO
Name:	ERNST WESTMAN	Name:	JASON NAPOLITANO
Title:	President	Title:	Chief Financial Officer
Date:	June 17, 2003	Date:	June 17, 2003

[***]—Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A1

        This Appendix forms an integrated part of the Distributorship Agreement between BOULE and HESKA.

        Payment Terms

        All prices are based on EX Works delivery terms, not insured, 50% in Euro and 50% in USD based on a fixed exchange rate of 1.18 USD/EUR. For example, if Heska buys two CA 620-16, 110-60, price Net Euro [***], Heska would pay EUR [***] and USD [***] for the two instruments. Heska agrees to make orders in units divisible by two.

        Insurance could be organised according to a request from the receiver.

        All additional costs are on the behalf of Heska, such as:

  •
  L/C cost

  •
  Legalisation costs

  •
  Courier

        Minimum order/invoicing amount: Euro 100

        Payment terms

  •
  Boule will invoice Heska twenty percent (20%) of the purchase price of instruments immediately upon acceptance of any purchase order. Heska shall wire the 20% payment fourteen (14) days prior to shipment. Boule will invoice the balance of the purchase price upon shipment of Product from Boule's facility and Heska shall pay such invoice within fifty-two (52) days from the date of invoice. This term shall be valid only as long as Heska complies with said payment term without delays, as judged by Boule. For payments received in advance Heska will be granted a 2% discount.

  •
  Interest rate of 2% per month will be charged for all invoices past due date. Interest invoices will be made, at least, twice a year.

  •
  Credit limit is set to Euro five hundred thousand (500.000)

[***]—Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A2

        This Appendix forms an integrated part of the Distributorship Agreement between BOULE and HESKA.

        Price schedule

Description	Price Net Euro
INSTRUMENTS
CA 620-16 Vet, 110/60	[***]
CA 620-16 Vet with MPA, 110/60	[***]
CA 620-20 Vet, 110/60	[***]
CA 620-20 Vet with MPA, 110/60	[***]
Micro Pipette Adapter MPA	[***]
Micro caps for MPA Pack size 10/1000	[***]
Medonic micro lancet	[***]
Printer DPU 414-2	[***]
Printer paper to DPU 414-2, 5 rolls	[***]
Barcode reader	[***]
REAGENTS
Mediton vet, 10 Litre (for Medonic)	[***]
Medilyse vet, 5 Litre (for Medonic)	[***]
Reagent Pack AB-Vet (for ABX)	[***]
ProClean Plus	[***]
Hypochlorite	[***]
CONTROLS & CALIBRATORS
Boule—8 VET CON
1x4, 5 ml normal	[***]
6x4, 5 ml normal	[***]
18x4, 5 ml normal	[***]
Boule—8 VET CAL
1x3, 0 ml	[***]

APPENDIX B

Product Specification

        Product Specification CA 620 Vet

•	Measuring principle RBC, WBC, PLT	Impedance
•	Measuring principle HGB	Cyanide free method 540 nm
•	Discriminator	Floating programmable
•	Sampling system	Shear valve
•	Parameters reported (16 par. model):	RBC, MCV, HCT,
PLT, MPV
HGB, MCH, MCHC
WBC,
RDW%
LYMPH abs, MID abs, GRAN abs.
LYMPH %, MID %, GRAN %
•	Size distributions printed for	RBC, PLT and WBC diff.
•	Aspirated blood volume (open tubes)	ca. 125 ul
•	Blood volume using the Micro Pipette Adapter	20 ul
•	Prediluted mode	1:200 to 1:250 using min. 20 ul blood
e.g. 20 ul to 5 ml diluent
30 u1 to 6 m1 diluent
40 u1 to 8 ml diluent
•	Screen	LCD
•	Keyboard	Numerical
•	Total cycle time	ca. 73 seconds
•	Sample display and print after	ca. 53 seconds
•	Printer	external, IBM, HP format
or DPU414
•	Memory	>350 samples
•	QC capability	SD, CV, Xm
•	HGB correction on high WBC counts	Yes
•	Warning flags on parameter abnormalities	Yes
•	Floating discriminator RBC/ PLT	Yes (position printed)
•	Mathematical 3-part diff. WBC calc.	Yes
•	Automatic HGB blank on each sample	Yes
•	Carry Over	< 1%
•	Bar-code scanner input	Yes
•	Serial output	Yes
•	Mains voltage	230 V or,
120 V
•	Mains voltage tolerances	+15% /-20%
•	Power consumption	max 250 VA
•	Power consumption (standby)	max 50 VA
•	Built-in test /adjustment programs	Yes
Dimensions (mm)		H=350 W=420 D=460
Weight		ca. 22 Kg

[***]—Certain information in this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

June 1, 2004

Boule Medical AB
P. O. Box 42056
SE-126 13 Stockholm, Sweden

Attention: Ernst Westman, President

  Re:
  Supply and Distribution Agreement ("Distribution Agreement") by and between Heska Corporation ("Heska") and Boule Medical AB ("Boule") dated June 17, 2003

Dear Mr. Westman:

        This letter confirms our agreement to interpret and supplement the Distribution Agreement as follows (capitalized terms not otherwise defined herein have the meanings ascribed to them in the Distribution Agreement):

        1.     Pricing and Payment. Appendix Al and Appendix A2 of the Distribution Agreement are hereby deleted in their entirety and replaced with Appendices AI, A2, A3, A4 and A5 attached hereto. The last sentence of the first paragraph of Section 4.1 of the Distribution Agreement is hereby amended to read as follows: "All prices and fees shall be defined in Euros and/or US Dollars, as provided in Appendices A2, A3, A4 and A5."

        2.     Appendix C. Appendix C to the Distribution Agreement is attached hereto.

        3.     Returns. Notwithstanding any provision of Section 6.1 (c) of the Distribution Agreement to the contrary, Boule shall reimburse Heska for the cost and expense of returning non-conforming or defective Product as contemplated therein.

        4.     Indemnification. Boule and Heska agree that the following phrase shall be deleted at the end of the second sentence of Section 6.5 of the Distribution Agreement and shall have no further force and effect: "or any of its customers or from a defect for which Boule is not responsible".

        5.     Consumable Sales after Termination. Unless Boule terminates the Distribution Agreement pursuant to Section 8 .2 thereof, Heska may purchase Consumables following termination of the Distribution Agreement as provided in Section 3.6 thereof, and for the avoidance of doubt, Heska's right to make such purchases shall not obligate Heska to comply with the restrictions set forth in Section 2.3 thereof. However, if Heska sells non-Boule spare parts, consumables or reagents for the Analyzer following termination of the Distribution Agreement (other than due to Boule's failure to timely fill Heska's orders for Consumables), then Heska's right to purchase Consumables shall expire.

        6.     Sale of Refurbished ABC Systems and Scil Inventory. Notwithstanding any provision of the Distribution Agreement to the contrary, including but not limited to Section 2.3 thereof, Boule agrees that Heska shall have the right, but not the obligation, to obtain and refurbish used ABC instruments ("Refurbished ABC Systems") and to sell such Refurbished ABC Systems within the Territory at any time after the date of this Amendment. In addition, Heska shall have the right, but not the obligation, to sell its inventory of instruments and reagents purchased from Scil Animal Care Company, America, Inc., within the Territory, at any time after the effective date of this Amendment. Heska shall provide monthly reports of sales of both new ABC Systems and Refurbished ABC Systems to Boule.

        This letter will constitute a written agreement amending the Distribution Agreement as contemplated by Section 9.10 thereof. If there is a conflict between the terms of this letter and the Distribution Agreement, this letter shall control.

Very truly yours,
HESKA CORPORATION
		By:	/s/ JASON NAPOLITANO Jason Napolitano Its: Chief Financial Officer
ACCEPTED AND AGREED:
BOULE MEDICAL AB
By:	/s/ ERNST WESTMAN Ernst Westman Its: President

Appendix A1

        This Appendix forms an integrated part of the Supply and Distribution Agreement between BOULE and HESKA.

Payment Terms

        All prices are based on EX Works delivery terms, not insured.

        Insurance could be organized according to a request from the receiver.

        All additional costs are on the behalf of Heska, such as:

  •
  L/C cost

  •
  Legalization costs

  •
  Courier

        Minimum order/invoicing amount: Euro 100

Payment terms

  •
  Boule will invoice Heska twenty percent (20%) of the purchase price of instruments immediately upon acceptance of any purchase order. Heska shall wire the 20% payment fourteen (14) days prior to shipment. Boule will invoice the balance of the purchase price upon shipment of Product from Boule's facility and Heska shall pay such invoice within fifty-two (52) days from the date of invoice. This term shall be valid only as long as Heska complies with said payment term without delays, as judged by Boule. For payments received in advance Heska will be granted a 2% discount.

  •
  Interest rate of 2% per month will be charged for all invoices past due date. Interest invoices will be made, at least, twice a year.

  •
  Credit limit is set to Euro five hundred thousand (500.000).

[***]—Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A2

        This Appendix forms an integrated part of the Supply and Distribution Agreement between BOULE and HESKA.

        Heska agrees to make orders of the following Products in units divisible by two. Payment for fifty percent (50%) of the units in each shipment shall be made in Euros and fifty percent (50%) in U.S. dollars. The initial Euro prices are set forth below, subject to adjustment for actual changes in material and labor costs pursuant to the last paragraph of Section 4.1 of the Distribution Agreement. The dollar prices shall be an amount equal to the then-current Euro price, multiplied by 1.18.

Description	Price Net Euro
INSTRUMENTS
CA 629-20 Vet, 110/60	[***]
CA 620-20 Vet with MPA, 110/60	[***]
Micro Pipette Adapter MPA	[***]
Micro Caps for MPA Pack size 10x1000	[***]
Medonic micro lancet	[***]
Printer DPU 414-2	[***]
Printer paper to DPU 414-2, 5 rolls	[***]
Barcode reader	[***]
REAGENTS
Mediton vet, 10 Litre (for Medonic)	[***]
Medityse vet, 5 Litre (for Medonic)	[***]
ProClean Plus	[***]
Hypochlorite	[***]

[***]—Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A3

        Payment for one hundred percent (100%) of the units of the Products listed below shall be made in U.S. dollars. The initial U.S. dollar price for each of such Products shall be the price set forth below, subject to adjustment for actual changes in raw material and labor costs pursuant to the last paragraph of Section 4.1 of the Distribution Agreement.

Description	Price Net
REAGENTS
Reagent Pack AB-Vet (for ABX)	[***]
CONTROLS & CALIBRATORS
Boule—8 VET CON
1x4.5 ml normal	[***]
6x4.5 ml normal	[***]
18x4.5 ml normal	[***]
Boule—8 VET CAL
1x3.0 ml	[***]

[***]—Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A4

        Payment for one hundred percent (100%) of the units of the Products listed below shall be made in Euros. The initial Euro price for each unit of such Products shall be the price set forth below, subject to adjustment for actual changes in raw material and labor costs pursuant to the last paragraph of Section 4.1 of the Distribution Agreement.

			Spare Parts Price List Medonic CA 530/620
View				Recommended for stock	Price Euro
	Pos	Art. No.	Description
530-04	5	5814064	Asp. pip. predil. blood/upps	Y	[***]
530-04	4	5306007	Asp. Pipette Whole blood	Y	[***]
530-02	92	9990389	Bearing		[***]
530-02	83	9990676	Bi pin lampa	Y	[***]
530-03	20	5308004	Cable assay blood detector		[***]
530-02	84	5308013	Cable assy Hgb lamp		[***]
530-02	70	5308008	Cable assy Hgb photocel		[***]
530-02	21	5308014	Cable assy opto-switch		[***]
530-02	43	5308011	Cable assy start/stop detector		[***]
530-02	67	5308010	Cable assy syringe motor		[***]
530-02	89	5308009	Cable assy transducer coax		[***]
530-02	73	5306002	Cap. Holder complete	Y	[***]
530-03	34	5814143	Casing complete	Y	[***]
530-05	37	9990959	Check valve 1300-201.1		[***]
530-04	17	5304022	Cleaning device		[***]
530-02	78	5306004	Counting cup WBC complete		[***]
530-02	71	5306003	Counting cup RBC complete		[***]
530-04	55	9990434	Coupling T 20-6	Y	[***]
530-04	37	9990435	Coupling DD-6	Y	[***]
530-04	39	9990955	Coupling T 220-210-6	Y	[***]
530-04	36	9990989	Coupling T220-6	Y	[***]
530-04	38	9990437	Coupling Y220-6	Y	[***]
530-03	16	5304097	Detector		[***]
530-05	8	9990910	Fan for F-120		[***]
530-02	75	9990598	Filter VG9 4mm Ø 8		[***]
530-02	59	5306006	Gearbox complete	Y	[***]
530-03	22	5306005	Gearbox complete	Y	[***]
530-02	103	5304077	Glass cylinder	Y	[***]
530-02	10	5304011	Guiding rod		[***]
530-02	25	5304015	Guiding wheel		[***]
		9990900	Hal switch TLE 4905L		[***]
530-2	105	5304075	Housing upper glass cylinder		[***]
		9990844	IC 82C55A	Y	[***]
		9990891	IC LM338K		[***]
		9990890	IC LT350AK		[***]
		9990847	IC PBL 3773	Y	[***]
		9990848	IC PBM 3960	Y	[***]
530-02	45	4804014	Ind. Lower	Y	[***]
530-04	23	5304002	Indicator housing		[***]
620-01	2	6203018	Keyboard folio		[***]
530-05	27	5306001	Level detector hemolyzer		[***]
530-05	26	5306000	Level detector isoton		[***]
530-04	9	9990395	Locking ring RS 4	Y	[***]
530-01	38	9990479	Magnet lock		[***]
530-02	7	9990402	Magnet valve one-way	Y	[***]
530-02	8	9990403	Magnet valve two-way	Y	[***]
530-05	42	9991128	Mains inlet		[***]
530-02	47	5304026	Metering unit	Y	[***]
		2606001	Micocaps for MPA 260 10x100	Y	[***]
530-04	20	5814036	Mixing cup/bl.bägare		[***]
530-04	21	5303010	Mixing cup lid	Y	[***]
530-05	11	9990405	Nipple		[***]
530-02	16	5304020	Optical detector		[***]
530-02	44	9990475	O-ring 5.30x 2.40 silikon	Y	[***]
530-02	49	9990475	O-ring 5.30x 2.40 silikon	Y	[***]
530-02	77	9990597	O-ring 7.10x 1.60	Y	[***]
530-02	79	9990597	O-ring 7.10x 1.60	Y	[***]
530-03	36	9991164	O-ring 22.00x 2.00 nitril	Y	[***]
530-03	32	9990453	O-ring 5.10x1.60 nitril	Y	[***]
530-02	104	9990468	O-ring 12.10x 1.60 epdm	Y	[***]
530-02	74	9991085	O-ring 13.10x 1.6 nitril	Y	[***]
530-02	69	9990382	O-ring 20.24x 2.62 viton	Y	[***]
530-04	28	9990392	O-ring 22.10x 1.60 viton	Y	[***]
530-04	13	9990887	O-ring 6.10x1.60 nitril		[***]
530-06	3	5309021	PCB ampl 530 mounted complete	Y	[***]
530-06	2	5309001	PCB CPU 530 mounted complete	Y	[***]
620-01	4	6209001	PCB display CA620	Y	[***]
530-06	8	5309011	PCB power mounted complete	Y	[***]
530-06	27	9991161	Plastic cover		[***]
530-05	7	9990422	Pump F120-28 24 AC	Y	[***]
530-05	39	9980001	Repair kit for pump 9990422	Y	[***]
530-03	9	5814120	Ring/främre styrh. v.		[***]
530-03	6	5814119	Ring/mothåll fj.		[***]
530-02	24	5814082	Ring/stoppring		[***]
530-02	55	5304008	Rolled thread ball screw Shbo 12*4		[***]
530-05	14	9990911	Rubber support, M4		[***]
530-03	5	9990689	Sealing BA 8 18 5	Y	[***]
530-02	124	5306009	Sealing piston complete	Y	[***]
503-02	123	5306008	Sealing rod complete	Y	[***]
530-01	62	5303042	Shield plate		[***]
530-04	42	9990957	Spring 0,60*6,0*15		[***]
530-03	7	9990439	Spring 1,00*12,0*20		[***]
530-02	30	9990952	Spring 1,50*7,0*10	Y	[***]
530-04	2	5304104	Start plate 1		[***]
530-04	3	5304105	Start plate 2		[***]
530-05	46	5304167	Tube ground con.		[***]
530-04	54	9970031	Tubing pvc Ø 3.0/5.0	Y	[***]
530-04	50	9970022	Tubing tef Ø 0.7/1.6	Y	[***]
530-04	51	9970023	Tubing tef Ø 1.2/2.0	Y	[***]
530-04	52	9970041	Tubing tyg Ø 0.8/2.4	Y	[***]
530-04	53	9970042	Tubing tyg Ø 1.6/3.2	Y	[***]
530-04	47	9970001	Tubing Ø sil 1,0/3,0	Y	[***]
530-04	48	9970002	Tubing Ø sil 1,5/3,0	Y	[***]
530-04	46	9970005	Tubing Ø sil 2,0/5,0	Y	[***]
530-04	49	9970024	Tubing Ø tef, 1,6/3,2	Y	[***]
530-03	35	5814142	Valve part f.		[***]
530-03	10	5304048	Valve rear part		[***]

[***]—Certain information on this page have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix A5

        Heska agrees to make orders of the following Products in units divisible by two. Payment for fifty percent (50%) of the units of such Products in each shipment shall be made in Euros and fifty percent (50%) in U.S. dollars. The Euro price shall initially be EUR [***] and shall be determined annually in accordance with the second paragraph of Section 4.1 of the Distribution Agreement, subject to adjustment for actual changes in raw material and labor costs pursuant to the last paragraph of Section 4.1 of the Distribution Agreement. The U.S. dollar price shall be fixed at USD [***], subject to adjustment for actual changes in raw material and labor costs pursuant to the last paragraph of Section 4.1 of the Distribution Agreement.

  CA 620-16 Vet, 110/60
  CA 620-16 Vet with MPA, 110/60

Appendix C

Boule's trademarks are:
Boule
Medonic
Swelab

December 31, 2004

Boule Medical AB
P. O. Box 42056
SE-126 13 Stockholm, Sweden

Attention: Ernst Westman, President

  Re:
  Supply and Distribution Agreement ("Distribution Agreement") by and between Heska Corporation ("Heska") and Boule Medical AB ("Boule") dated June 17, 2003

Dear Mr. Westman:

        This letter confirms our agreement to amend our letter dated June 1, 2004 (the "First Amendment") to further interpret and supplement the Distribution Agreement as follows (capitalized terms not otherwise defined herein have the meanings ascribed to them in the Distribution Agreement):

        1.     Pricing and Payment. Appendix A1 attached to the First Amendment is hereby deleted and replaced with Appendix A1 attached hereto.

        This letter will constitute a written agreement amending the Distribution Agreement as contemplated by Section 9.10 thereof. If there is a conflict between the terms of this letter and the Distribution Agreement or the First Amendment, this letter shall control.

Very truly yours,
HESKA CORPORATION
		By:	/s/ JASON NAPOLITANO Jason Napolitano Its: Chief Financial Officer
ACCEPTED AND AGREED:
BOULE MEDICAL AB
By:	/s/ ERNST WESTMAN Ernst Westman Its: President

Appendix A1

        This Appendix forms an integrated part of the Supply and Distribution Agreement between BOULE and HESKA.

Payment terms

        All prices are based on EX Works delivery terms, not insured.

        Insurance could be organized according to a request from the receiver.

        All additional costs are on the behalf of Heska, such as:

  •
  L/C cost

  •
  Legalization costs

  •
  Courier

        Minimum order/invoicing amount: Euro 100

Payment terms

  •
  Boule will invoice the purchase price upon shipment of Product from Boule's facility and Heska shall pay such invoice within forty-two (42) days from the date of invoice. This term shall be valid only as long as Heska complies with said payment term without delays, as judged by Boule. For full payments received in advance of shipment Heska will be granted a 2% discount.

  •
  Interest rate of 2% per month will be charged for all invoices past due date. Interest invoices will be made, at least, twice a year.

  •
  Credit limit is set to Euro five hundred thousand (500.000).

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SUPPLY AND DISTRIBUTION AGREEMENT